EXHIBIT 99
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Sussex Bancorp
399 Route 23
Franklin, NJ  07416                           Contact:  Candace Leatham
                                                        Executive Vice President
                                                        /Treasurer
                                                        (973) 827-2914



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         SUSSEX BANCORP ANNOUNCES INCREASED SECOND QUARTER 2004 EARNINGS
                                       ---
               DECLARES QUARTERLY CASH DIVIDEND OF $. 07 PER SHARE
               ---------------------------------------------------


     FRANKLIN, NEW JERSEY - July 22, 2004- Sussex Bancorp ( AMEX: "SBB") today announced its financial results for the second quarter ending June 30, 2004.

                       Second Quarter Highlights Include:

     o    Quarterly net income growth of 8.6% from same quarter in 2003
     o Growth in quarterly non-interest income of $145 thousand or 14.2% over same quarter in 2003
     o    Declares cash dividend

     For the quarter ended June 30, 2004, the Company earned net income of $391,000, an increase of 8.6% over net income of $360,000 reported for the second quarter of 2003. For the six months ended June 30, 2004, the Company earned net income of $762,000, an increase of $89,000 from the $673,000 earned for the same period last year. Basic earnings per share for the three and six months ended June 30, 2004 were $0.21 and $0.42 respectively, compared to $0.20 and $0.38 for the respective comparable periods of 2003. Diluted earnings per share were $0.20 and $0.40 respectively for the three and six months ended June 30, 2004, compared to $0.20 and $0.37 in the respective comparable periods of 2003.

     The Company's net interest income increased to $2,123,000 for the quarter ended June 30, 2004 from $1,951,000 for the second quarter of 2003. The Company's interest expense decreased to $686,000 for the three months ended June 30, 2004 from $744,000 for the second quarter of 2003. The Company's interest income increased to $2,809,000 for the quarter ended June 30, 2004 from $2,695,000 for the second quarter of 2003. For the six months ended June 30, 2004, the Company's net interest income increased to $4,255,000 from the $3,864,000 earned for the same period last year. For the six months ended June 30, 2004, the Company's interest income increased to $5,608,000 from $5,380,000 for the period ended June 30, 2003. The Company's total deposits increased to $217.4 million at June 30, 2004 from $200.4 million at June 30, 2003. At June 30, 2004 the Company had total assets of $251.1 million, compared to total assets of $235.4 million at June 30, 2003.

     The loan loss provision for the second quarter was $105,000 compared to $120,000 for the same period last year. The Company's total loans increased $18.6 million to $144.3 million at June 30, 2004 from $125.7 million at June 30, 2003.

     The Company also experienced increases in non-interest income in both the current quarter and year to date


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periods compared to 2003. The Company reported non-interest income of $1,167,000 and $2,317,000 for the current three and six month periods, respectively, compared to non- interest income of $1,022,000 and $2,017,000 for the three and six month periods ending June 30, 2003. For the three and six month periods ending June 30, 2004, $604,000 and $1,170,000 of the non-interest income was commission income from the Company's Tri-State Insurance Agency, Inc.
subsidiary.

     Sussex Bancorp also announced that its Board of Directors declared a cash dividend of $0.07 per share, payable on August 23, 2004 to shareholders of record as of August 2, 2004.

     Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and branch offices in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, and for the Tri-State Insurance Agency, Inc., a full service insurance agency located in Sussex County, New Jersey.

                                 SUSSEX BANCORP
                        CONSOLIDATED STATEMENTS OF INCOME

                                                     For the Six Months
                                                       Ended June 30,
           (In thousands, except
           share and per share data)               2004              2003
                                                   ----              ----

     Interest income                            $    5,608        $    5,380
     Interest expense                                1,353             1,516
                                                ----------        ----------
     Net interest income                             4,255             3,864
     Provision for loan losses                         253               245
                                                ----------        ----------
     Net interest income after
          provision for loan losses                  4,002             3,619
     Non-interest income                             2,317             2,017
     Non-interest expense                            5,270             4,723
                                                ----------        ----------

     Income before tax expense                       1,049               913
     Tax expense                                       287               240
                                                ----------        ----------
     Net income                                 $      762        $      673
                                                ==========        ==========

     Basic earnings per share                   $     0.42        $     0.38
     Diluted earnings per share                 $     0.40        $     0.37

     Shares outstanding:
     Basic                                       1,825,862         1,780,344
     Diluted                                     1,921,038         1,837,643






                                 SUSSEX BANCORP
                           CONSOLIDATED BALANCE SHEETS

                                                         Balances as of June 30,

 (In thousands)                                            2004          2003
                                                           ----          ----

Cash and due from banks                                 $  12,387     $  12,238
Federal funds sold                                          4,990         9,140
                                                        ---------     ---------
     Cash and cash equivalents                             17,377        21,378

Interest bearing time deposits with other banks               500         3,500
Securities available for sale, at fair value               74,759        74,709
Federal Home Loan Bank stock, at cost                         690           760

Loans                                                     144,275       125,702
Allowance for loan losses                                  (1,958)       (1,590)
                                                        ---------     ---------
Net loans                                                 142,317       124,112

Premises and equipment, net                                 5,470         4,469
Accrued interest receivable                                 1,209         1,208
Goodwill, net                                               2,124         1,932
Other assets                                                6,669         3,331
                                                        ---------     ---------

     Total assets                                       $ 251,115     $ 235,399
                                                        =========     =========

Deposits                                                  217,399       200,427
Borrowings                                                 11,000        13,000
Other liabilities                                           2,520         2,546
Junior subordinated debentures                              5,155          --
Mandatory redeemable capital debentures                      --           5,000
                                                        ---------     ---------
Total liabilities                                         236,074       220,973

Total shareholders' equity                                 15,041        14,426
                                                        ---------     ---------

     Total liabilities and shareholders' equity         $ 251,115     $ 235,399
                                                        =========     =========







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